KRAMER LEVIN NAFTALIS & FRANKEL LLP
                          9 1 9 T H I R D A V E N U E
                          NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100

                                                                        FAX

                                                                 (212) 715-8000

                                                                        -----

                                                         WRITER'S DIRECT NUMBER

                                                                 (212) 715-9100

                                            September 10, 1999


The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

                      Re:    The Victory Portfolios
                             Post-Effective Amendment No. 53
                             File Nos. 33-8982; 811-4852
                             --------------------------------

Gentlemen:

          We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 53 to Registration Statement No. 33-8982. In addition, we incorporate by reference: (1) our Opinion and Consent as to the legality of the securities being registered, filed on November 19, 1998 as an
Exhibit to Post-Effective Amendment No. 44 (accession number 0000922423-98-001315); and (2) our Opinion and Consent as to the legality of the Class G Shares of the Gradison Government Reserves Fund and the Established Value Fund, filed on April 1, 1999 as an Exhibit to Post-Effective Amendment No. 50 (accession number 0000922423-99-00490).

                                       Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP